Ex. 10.67

FOURTH AMENDMENT TO CONTRACT OF SALE

THIS FOURTH AMENDMENT TO CONTRACT OF SALE (“Fourth Amendment”) is dated effective this 26th day of April, 2007 and is executed by and between THE SUMMIT AT WINTER PARK LAND CO., LLC (“Seller”) and SILVERLEAF RESORTS, INC. (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Contract of Sale with effective date of May 1, 2006 relating to Tracts D, E, F, and G, The Summit at Winter Park Ranch, Grand County, Colorado, which Contract was subsequently amended pursuant to (i) that certain Amendment to Contract of Sale dated June 26, 2006, and executed by and between Seller and Purchaser, (ii) that certain Second Amendment to Contract of Sale dated February, 2007, and executed by and between Seller and Purchaser, and (iii) that certain Third Amendment to Contract of Sale dated March 15, 2007, and executed by and between Seller and Purchaser (hereinafter the “Contract”); and

WHEREAS, Seller and Purchaser have agreed to modify the Contract as set forth hereinbelow;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser hereby agree as follows:

1.           Purchaser and Seller hereby agree that Paragraph 4 of the Second Amendment to Contract of Sale previously executed by and between Seller and Purchaser shall be modified to provide that, in lieu of having the right to obtain a third thirty (30) day extension of the deadline for the closing of the Contract as provided for in Paragraph 4, Purchaser shall have the right to obtain a forty-five (45) day extension of the deadline for closing under the Contract by delivering to Seller a non-refundable extension fee in the amount of $120,000.00.  This $120,000.00 extension fee shall be delivered directly to Seller on or before April 27, 2007 and shall not be subject to any escrow.  If Purchaser exercises this right, then the deadline for the closing of the Contract shall be extended by an additional forty-five (45) days to June 11, 2007.  The $120,000.00 extension fee shall be non-refundable to Purchaser; $70,000.00 of this extension fee shall be applied in partial satisfaction of the purchase price payable under the Contract; the remaining $50,000.00 of this extension fee shall not be applied in partial satisfaction of the purchase price payable under the Contract.

2.           Except as amended and modified herein, the Contract continues in full force and effect.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Contract.

3.           The parties may execute this Amendment in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.

SELLER:

SUMMIT AT WINTER PARK LAND CO., LLC,
a Colorado limited liability company

By:	Developing Equities Group, LLC,
Operating Manager

	By:	/S/ JEFFREY KIRKENDALL
	Name:	Jeffrey Kirkendall
	Its:	Vice President

PURCHASER:

SILVERLEAF RESORTS, INC.,
a Texas corporation

By:	/S/ HARRY J. WHITE, JR.
Name:	Harry J. White, Jr.
Its:	Chief Financial Officer